Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-116891 and 333-174898) of Multi-Fineline Electronix, Inc. of our report dated November 14, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K of Multi-Fineline Electronix, Inc. for the year ended September 30, 2011 filed November 14, 2011.

/s/ PricewaterhouseCoopers LLP

Orange County, California

November 28, 2011